[North Carolina]

EXHIBIT 10.7

AGREEMENT OF SALE AND PURCHASE

BETWEEN
HR HERITAGE STATION LLC,
a Delaware limited liability company
as Seller

AND

NEW MARKET PROPERTIES, LLC,
a Maryland limited liability company

as Purchaser

pertaining to

Heritage Station, Wake Forest, NC
EXECUTED EFFECTIVE AS OF

June 24, 2016

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of June 24, 2016 (the “Effective Date”), by and between HR Heritage Station LLC, a Delaware limited liability company (“Seller”), and New Market Properties, LLC, a Maryland limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
Article I
DEFINITIONS
Section 1.1
    Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel Certificates” has the meaning ascribed to such term in Section 7.2.
“Additional Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.
“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.
“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Raleigh-Durham, North Carolina. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(e).
“Certifying Party” has the meaning ascribed to such term in Section 4.6.
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing occurs, which date shall be August 8, 2016, which date may be extended in accordance with Section 10.1 hereof to September 7, 2016 by either Seller or Purchaser, in their sole discretion, only in the event that any of the Closing Extension Conditions remain unsatisfied (and otherwise not waived in writing by Purchaser) as of the initial Closing Date. The Closing Date may also be an earlier or later date to which Purchaser and Seller may hereafter agree in writing.
“Closing Documents” has the meaning ascribed to such term in Section 16.1.
“Closing Extension Conditions” means those conditions precedent to Purchaser’s obligation to consummate Closing as expressly provided in Sections 10.8(b) and 10.8(c) hereof.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 4.8, 4.10, 5.2(d), 5.3, 5.5, 5.6, 8.1 (subject to Section 16.1), 8.2, 10.4 (subject to the limitations therein), 10.6, 10.7, 10.9, 11.1, 13.3, 15.1, 16.1, 17.2, 17.14, 17.15 and 17.16.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” has the meaning ascribed to such term in Section 4.10.
“Contingency Date” means July 8, 2016.
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Delinquent Rental Proration Period” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 3:30 p.m. Eastern Time on the Closing Date.

“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Items” has the meaning ascribed to such term in Section 5.4.
“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any and all other comparable state and local equivalents.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Instructions” has the meaning ascribed to such term in Section 4.3.
“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Final Proration Date” has the meaning ascribed to such term in Section 10.4(a).
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller’s use and operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“Immaterial Events” has the meaning ascribed to such term in Section 10.8.
“Improvements” means all buildings, structures, fixtures, parking areas and improvements owned by Seller and located on the Real Property.
“Independent Consideration” has the meaning ascribed to such term in Section 4.2.
“Initial Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Intangible Personal Property” means, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), all trade names, trademarks, logos, and service marks (in each case, if any) utilized solely by Seller or which Seller has a right to utilize in connection with the operation of the Real Property and Improvements thereon (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Seller, its Affiliates, the property manager and Tenants), provided however, that the foregoing definition shall specifically exclude all Reserved Company Assets.
“Inspection Agreement” means that certain Inspection Agreement and Confidentiality Agreement, executed prior to the date hereof by Seller and Purchaser.
“Leasing Costs” means, with respect to any particular Tenant Lease at the Property, all leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, free rent and similar inducements, capital costs and expenses incurred for capital improvements to satisfy the initial construction obligations under such Tenant Lease, legal and other professional, fees (but not legal and professional fees related to Tenant Leases entered into, renewed, amended, modified or expanded between the Effective Date and the Closing Date), payments made for the purposes of satisfying or buying out the obligations of a Tenant under such Tenant Lease to the landlord of another lease, relocation costs and all other expenditures, in each case, to the extent that the landlord under such Tenant Lease is responsible for the payment of such cost or expense.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
“Major Tenants” has the meaning ascribed to such term in Section 7.2.
“Material Breach” has the meaning ascribed to such term in Section 10.9(a).
“Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“New Tenant Costs” has the meaning ascribed to such term in Section 10.4(e).
“OFAC” has the meaning ascribed to such term in Section 7.3.
“Official Records” means the official records of Wake County, North Carolina.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.6.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Personal Property” means all of Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements owned by Seller, but specifically excluding (i) any items of personal property owned by Tenants of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, and (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets.
“Property” has the meaning ascribed to such term in Section 2.1.
“Property Approval Period” shall have the meaning ascribed to such term in Section 4.6.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“PTR” has the meaning ascribed to such term in Section 6.2(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.

“Purchaser Person” has the meaning ascribed to such term in Section 8.2(e).
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“Real Property” means those certain parcels of real property located at 3638 Rogers Road, Wake Forest, North Carolina 27587 and commonly known as the Heritage Station Shopping Center, as more particularly described on Exhibit A attached hereto, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.
“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.10(a).
“Reserved Company Assets” shall mean the following assets of Seller as of the Closing Date: all cash (subject to the prorations and obligations hereinafter set forth), cash equivalents (including certificates of deposit, subject to the prorations and obligations hereinafter set forth), deposits held by third parties (e.g., utility companies, but expressly excluding Tenant Deposits), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations and obligations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Hines” “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Property or any other real property, and any other intangible property that is not used exclusively in connection with the Property.
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller Person” has the meaning ascribed to such term in Section 8.1(m).
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).

“Seller’s Response” has the meaning ascribed to such term in Section 6.2(a).
“Service Contracts” means all of Seller’s right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating to the Real Property, Improvements or Personal Property owned by Seller and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on Exhibit B attached hereto, together with all commission agreements listed on Exhibit D attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e). Notwithstanding anything to the contrary provided in this Agreement, in no event shall any management agreement relating to the Real Property, Improvements or Personal Property be deemed a “Service Contract” under this Agreement.
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) (a) requiring repair costs (or resulting in a loss of value) in excess of an amount equal to Five Hundred Thousand and No/100 Dollars ($500,000.00) as such repair costs or loss of value calculation is reasonably agreed upon by Purchaser and Seller in accordance with the terms of Section 9.2, or (b) whereby more than ten thousand (10,000) square feet of leasable space is substantially damaged in the Improvements or any portion thereof.
“Tenant Deposits” means all security deposits, paid or deposited by the Tenants to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants). “Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.
“Tenant Leases” means the following pertaining to the Improvements: (i) any and all written leases, rental agreements, occupancy agreements and license agreements, together with any and all guaranties thereof or relating thereto (and any and all written renewals, amendments, modifications, supplements or agreements related thereto) entered into on or prior to the Effective Date, to the extent identified on Exhibit F hereto, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements, together with any and all guaranties thereof or relating thereto, entered into after the Effective Date, and (iii) any and all new written renewals, amendments, modifications and supplements, together with any and all guaranties thereof or relating thereto, to any of the foregoing entered into after the Effective Date; provided, however, that the documentation referenced in items (ii) and (iii) shall only be deemed “Tenant Leases” to the extent that such documentation is approved by Purchaser in each instance pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.
“Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees,

concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.
“Termination Notice” has the meaning ascribed to such term in Section 6.2.
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 4.6, 4.7, 5.2, 5.3, 5.5, 5.6, 7.3, 11.1, 12.1, 13.3, 14.1, 15.1, Article XIII and Article XVII.
“Title Company” means First American Title Company, at its offices located at 601 Travis, Suite 1875, Houston, Texas 77002, Attn: Read Hammond, Telephone No.: 713-346-1652, Facsimile No.: 866-899-6403, Email: jthammond@firstam.com; provided, however, if the Title Company Option (as defined in Section 6.3) is exercised, “Title Company” shall be deemed revised to mean Fidelity National Title Insurance Company, at its offices located at 5565 Glenridge Connector, Suite 300, Atlanta, Georgia 30342, Attn: Laura W. Kaltz, Telephone No.: 404-419-3216, Facsimile 404-968-2182, Email: Laura.Kaltz@FNTG.com.
“Title Notice” has the meaning ascribed to such term in Section 6.2(a).
“Title Notice Date” has the meaning ascribed to such term in Section 6.2(a).
“Title Policy” has the meaning ascribed to such term in Section 6.3.
“To Seller’s Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Kenton McKeehan and Chris Buchtien, without any independent investigation or inquiry whatsoever, which individuals are familiar with the operations of each Real Property. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be a party to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals, who are not employees of Seller, but are employees of the advisor to the Seller).
“Updated Survey” has the meaning ascribed to such term in Section 6.1.
Section 1.2
    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II

AGREEMENT OF PURCHASE AND SALE

Section 2.1
    Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, the Real Property and the Improvements together with all of Seller’s right, title, and interest in and to each of the following attributable to the Real Property and the Improvements: (a) the Personal Property; (b) the Tenant Leases in effect on the Closing Date and, subject to the terms of the respective applicable Tenant Leases, the Tenant Deposits (if any); (c) the Service Contracts in effect on the Closing Date, except for those Service Contracts that Purchaser duly requires to be terminated at or prior to Closing pursuant to the express terms of this Agreement, (d) the Licenses and Permits; and (e) the Intangible Personal Property, in each of the cases of (d) and (e) to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained (collectively with the Real Property, the “Property”).
Section 2.2
    Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
ARTICLE III

CONSIDERATION
Section 3.1
    Purchase Price. The purchase price for the Property (the “Purchase Price”) will be $14,270,000.00 in lawful currency of the United States of America, payable as provided in Section 3.3.
Section 3.2
    Assumption of Obligations. As additional consideration for the purchase and sale of the Property, at Closing and effective as of Closing, Purchaser shall (i) execute and deliver to Seller the General Conveyance, and (ii) be responsible for certain Leasing Costs pursuant to the express provisions of Section 10.4(e) below.
Section 3.3
    Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 4:00 p.m. Eastern time on the Closing Date, the parties shall consummate Closing subject to the terms and provisions of this Agreement.

ARTICLE IV

EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section 4.1
    Earnest Money Deposit. Within two (2) Business Days after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available federal funds, the sum of $1,250,000 (the “Initial Earnest Money Deposit”), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. Provided that this Agreement remains in full force and effect, within two (2) Business Days after the Contingency Date, Purchaser shall deposit an additional amount of $1,250,000 (the “Additional Earnest Money Deposit” and together with the Initial Earnest Money Deposit, the “Earnest Money Deposit”) with the Title Company. If Purchaser fails to deposit the Initial Earnest Money Deposit or the Additional Earnest Money Deposit within the time periods described above, this Agreement shall automatically terminate.
Section 4.2
    Independent Consideration. Upon the execution hereof, Purchaser shall pay to Seller One Hundred Dollars ($100) as independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement. Notwithstanding anything to the contrary contained herein (including any reference to the return of the Earnest Money Deposit to Purchaser), Seller shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Seller hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement, and that the loss of Purchaser’s ability to use the funds constituting the Earnest Money Deposit as provided in this Agreement constitutes further consideration therefor.
Section 4.3
    Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section 4.4
    Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2, and (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3.
Section 4.5
    Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.6 (or if such a notice has been previously received, the Title Company has received a withdrawal of such notice), and subject in all events to the terms and conditions of this Agreement and the terms and conditions of any closing instruction letters delivered by Purchaser and/or Seller to Title Company prior to Closing, when Purchaser and Seller have delivered the documents required by Section 4.4, the Title Company will:
(a)
    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.10;
(b)
    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
(c)
    Contemporaneously (i) deliver the Deed (and non-warranty deed, if applicable) to Purchaser by causing the same to immediately be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording, (ii) issue to Purchaser the Title Policy required by Section 6.3 of this Agreement, and (iii) disburse to all applicable parties on the Closing Statement by wire transfer of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from such parties, all sums to be received by such parties pursuant to the Closing Statement; and
(d)
    Contemporaneously deliver to Seller and Purchaser, all remaining documents deposited with the Title Company for delivery to such parties at the Closing.
Section 4.6
    Termination Notices. If at any time prior to 5:00 p.m. (Eastern time) on June 21, 2016 (the “Property Approval Period”), the Title Company receives a notice from Purchaser that Purchaser has exercised its termination right under Section 5.4, the Title Company, within three (3) Business Days after the receipt of such notice, will deliver the Earnest Money Deposit to Purchaser. If at any time, except as provided in the preceding sentence, the Title Company receives a certificate of either Seller or of Purchaser (for purposes of this Section 4.6, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.6, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, the Title Company shall notify the Other Party in writing of the Title Company’s receipt of such certificate. Unless the Title Company has then previously received, or receives within five (5) Business Days after such written notification to the Other Party of the Title Company’s receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing five (5) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within five (5) Business Days following such written notification to the Other Party of the Title Company’s receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.7.
Section 4.7
    Joint Indemnification of Title Company; Conflicting Demands on Title Company. If this Agreement or any matter relating hereto (other than the PTR or the Title Policy) becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally, will hold Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of Title Company’s gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
Section 4.8
    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
Section 4.9
    Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Seller, Purchaser and Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.10
    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.10, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)
    The Title Company (for purposes of this Section 4.10, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)
    Seller and Purchaser each hereby agree:
(i)
    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)
    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)
    Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)
    The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
ARTICLE V

INSPECTION OF PROPERTY

Section 5.1
    Entry and Inspection.
(a)
    Through the earlier of Closing or the termination of this Agreement, Purchaser and its agents, representatives, contractors and consultants shall inspect and investigate the Property and shall conduct such tests, evaluations and assessments of the Property as Purchaser deems necessary, appropriate or prudent in any respect and for all purposes in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to interview Tenants unless interviews are coordinated through Seller and Seller shall have the right to participate in any such interviews. Purchaser will provide to Seller written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least forty-eight (48) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller may be present for any such entry, inspection and interviews with any Tenants and service providers. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the State in which the Property is located carrying the insurance required under Section 5.3 below; provided, however, that no invasive testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller’s specific prior written consent, which consent may be withheld, delayed or conditioned in Seller’s sole and absolute discretion; and provided, further, that prior to giving any such approval, Seller shall be provided with a written sampling plan in reasonable detail in order to allow Seller a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken.
(b)
    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement; provided, however, Purchaser, except with respect to routine requests for information, shall provide Seller at least forty-eight (48) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.
Section 5.2
    Document Review.
(a)
    Beginning no later than two (2) Business Days following the Effective Date,

and through the earlier of Closing or the termination of this Agreement, and to the extent not already available on the Effective Date, Seller shall make available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Title Company’s data room, or by being made available at the office of the Property’s property manager, the following, to the extent in Seller’s possession or control, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Property issued on behalf of Seller; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Seller’s most currently available rent roll; (iv) operating statements and rent rolls for the stub period of the current calendar year plus the prior two (2) calendar years; (v) copies of Tenant Leases, Service Contracts, and Licenses and Permits; (vi) a current inventory of the Personal Property; (vii) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property; (viii) copies of Seller’s title insurance policies and surveys for the Property; (ix) a schedule of capital expenditures at the Property for the past 3 years; (x) copies of floor plans and marketing materials currently utilized in marketing the Property to tenants; (xi) a current certificate of insurance regarding property casualty insurance at the Property; (xii) intentionally deleted; (xiii) reconciliations with respect to common area maintenance and taxes for the last 2 calendar years; (xiv) intentionally deleted; (xv) a leasing activity report including active lease proposals, other prospects and the status of near-term expirations/termination options; (xvi) utility bills for the Property for the 12 months preceding the Effective Date; (xvii) an insurance claims history for the earlier of the last 5 years or Seller’s period of ownership of the Property; (xviii) an accounts receivable report for the Property; (xix) tenant and other Property files including correspondence contained therein; and (xx) any other due diligence materials reasonably requested by Purchaser from time to time (collectively, the “Documents”). Purchaser acknowledges that, prior to the Effective Date, Purchaser has received from Seller copies of Tenant Leases and Service Contracts, including commission agreements; provided, however, that Purchaser does not acknowledge or agree, as of the Effective Date, that same are true, correct and complete copies of all the Tenant Leases listed on Exhibit F and the Service Contracts listed on Exhibit B, including the commission agreements listed on Exhibit D, and Purchaser shall continue to review such documentation following the Effective Date. “Documents” shall not include (and Seller shall have no obligation to provide written materials requested by Purchaser that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege or covered by the attorney work product doctrine; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates to the extent relating to Seller’s valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Seller or Seller’s Affiliates or externally; (6) any documents or items which Seller reasonably considers proprietary (such as Seller’s or its property managers’ operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Seller or Seller’s property manager); (7) organizational, financial and other documents relating to Seller or its Affiliates (other than evidence of due authorization and organization as may be required under this Agreement); or (8) any materials projecting or relating to the future performance of the Property. Except for the representations expressly made in Section 8.1 hereof, Seller makes no other representation or warranty as to the accuracy or completeness of any of the Documents.

(b)
    Purchaser acknowledges that any and all of the Documents may be confidential in nature and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than its attorneys, partners, accountants, consultants, advisors, prospective lenders or prospective investors (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”); provided, however, that notwithstanding anything to the contrary provided in this Agreement, Purchaser shall have the right to release a press notice containing such information as Purchaser is required to include in its filing of Form 8-K with the SEC (as defined below) reporting the entry of a “Material Definitive Agreement” following the full execution of this Agreement. Purchaser further agrees that within its organization, or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser’s organization or to those Permitted Outside Parties who need to know such information in order to advise Purchaser in connection with the feasibility of Purchaser’s acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenants or prospective tenants are confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in Article XII and this Section 5.2. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Purchaser shall be responsible for any breaches of confidentiality under this Agreement by any of the Permitted Outside Parties.
(c)
    Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason.
(d)
    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1, (i) Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity) and (ii) Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.

(e)
    Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.2.
Section 5.3
    Entry and Inspection Obligations.
(a)
    Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not: unreasonably disturb the Tenants or unreasonably interfere with their use of the Property pursuant to their respective Tenant Leases; unreasonably interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; interview the Tenants or service providers except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, and only in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will: (i) maintain and cause those entering the Property to maintain commercial general liability (occurrence) insurance in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) and on terms (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b)) satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller and its property manager (Weingarten Realty Investors) being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs.
(b)
    Purchaser hereby indemnifies, defends and holds Seller and all of its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) (collectively, “Indemnified Liabilities”) arising out of any personal injury or death or physical damage to property caused by inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3; provided that, for purposes of clarification, the foregoing obligation to indemnify, defend and hold harmless shall not apply to any Indemnified Liabilities arising by virtue of (x) the negligence or willful misconduct of Seller or any other indemnified party, or (y) the mere discovery of any pre-existing condition at the Property in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, except and solely to the extent of any exacerbation by Purchaser or any Licensee Party of any such pre-existing condition.
(c)
    Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3, which shall survive Closing or termination.
(d)
    Notwithstanding anything in this Agreement to the contrary, the Inspection Agreement shall not be merged into this Agreement at Closing or otherwise.
Section 5.4
    Property Approval Period. Through the earlier of Closing or the termination of this Agreement, Purchaser shall have the right to review and investigate the Property and the items set forth in Sections 5.1 and 5.2 above (collectively, the “Due Diligence Items”). Purchaser, in Purchaser’s sole and absolute discretion, may determine whether or not the Property is acceptable to Purchaser within the Property Approval Period. Notwithstanding anything to the contrary provided in this Agreement, Purchaser acknowledges that the Property Approval Period has expired.
Section 5.5
    Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE PROPERTY APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN SECTION 8.1 HEREOF OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AT CLOSING (AS MAY BE LIMITED HEREIN, INCLUDING BY SECTION 16.1 OF THIS AGREEMENT), BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN SECTION 8.1 HEREOF OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AT CLOSING, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS

WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO ANY REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF ANY REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS (INCLUDING, WITHOUT LIMITATION, ALL LAWS AND REGULATIONS PERTAINING TO ENVIRONMENTAL MATTERS), IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTION 8.1 HEREOF OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AT CLOSING (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS.
Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. Upon the consummation of Closing, Purchaser shall be deemed to have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller herein or in any closing document executed by Seller at Closing as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults, subject to any rights granted to Purchaser hereunder which survive Closing with respect to Seller’s representations, warranties, covenants, agreements and obligations contained in this Agreement and/or in any closing document executed by Seller at Closing, as limited by Section 16.1 of this Agreement. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, an Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any closing documents.
Section 5.6
    Purchaser’s Release of Seller.
(a)
    Seller Released From Liability. Except with respect to, and in connection with, any rights granted to Purchaser hereunder which survive Closing with respect to Seller’s representations, warranties, covenants, agreements and obligations contained in this Agreement and/or in any closing document executed by Seller at Closing, as limited by Section 16.1 of this Agreement, Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases Seller and Seller’s Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims that Purchaser may have against Seller and/or the other Seller Released Parties (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose. Without limiting the foregoing, except with respect to, and in connection with, any rights granted to Purchaser hereunder which survive Closing with respect to Seller’s representations, warranties, covenants, agreements and obligations contained in this Agreement and/or in any closing document executed by Seller at Closing, as limited by Section 16.1 of this Agreement, Purchaser specifically releases Seller and the Seller Released Parties from any claims Purchaser may have against Seller and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity. The foregoing waivers and releases by Purchaser shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
(b)
    Purchaser’s Waiver of Objections. Purchaser acknowledges that it has (or shall have prior to Closing) inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and except with respect to, and in connection with, any rights granted to Purchaser hereunder which survive Closing with respect to Seller’s representations, warranties, covenants, agreements and obligations contained in this Agreement and/or in any closing document executed by Seller at Closing, as limited by Section 16.1 of this Agreement, Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property are or may be subject, including any rights of contribution or indemnity) which Purchaser may have against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.
(c)
    Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
(d)
    Flood Hazard Zone. Purchaser acknowledges that if the Real Property is located in an area which the Secretary of the Department of Housing and Urban Development has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Purchaser will be required to purchase flood insurance in order to obtain a loan secured by the Real Property from a federally regulated financial institution or a loan insured or guaranteed by an agency of the United State government. Seller shall have no responsibility to determine whether the Real Property is located in an area which is subject to the National Flood Insurance Program.
(e)
    Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any Closing Documents, or (ii) any termination of this Agreement.

(f)
    No Third Party Releases. Notwithstanding anything to the contrary provided in this Agreement, the provisions of this Section 5.6 shall not be deemed to release Seller or the Seller Released Parties from any liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever by any parties, including Authorities, other than Purchaser.
ARTICLE VI

TITLE AND SURVEY MATTERS
Section 6.1
    Survey. Prior to the execution and delivery of this Agreement, Seller has, at its own cost, delivered to Purchaser a copy of that certain survey of the Real Property, dated April 4, 2016, prepared by Bock and Clark Corporation (the “Updated Survey”). Seller shall have no obligation to obtain any modification, update, or recertification of the Updated Survey. Any such modification, update or recertification of the Updated Survey may be obtained by Purchaser at its sole cost and expense.
Section 6.2
    Title and Survey Review.
(e)
    Prior to the execution and delivery hereof, Seller has caused the Title Company to furnish or otherwise make available to Purchaser a preliminary title commitment for the Real Property dated with an effective date of June 7, 2016 (the “PTR”) and copies of all underlying title documents described in the PTR. Purchaser shall have until June 14, 2016 (the “Title Notice Date”) to provide written notice (the “Title Notice”) to Seller and Title Company of any matters shown on the PTR and/or the Updated Survey which are not satisfactory to Purchaser. If Seller has not received such written notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved the specific exceptions to title expressly provided in the PTR and all matters revealed in the Updated Survey, subject to Seller’s obligations set forth in Section 6.2(c) below and as otherwise expressly provided in this Agreement. Except as expressly provided herein, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections. To the extent Purchaser timely delivers a Title Notice, then Seller shall deliver, no later than June 17, 2016, written notice to Purchaser and Title Company identifying which disapproved items, if any, Seller shall be obligated to cure by Closing (by either having the same removed as an exception in the applicable PTR or by otherwise obtaining affirmative insurance over the same as part of the final Title Policy, such affirmative insurance to be acceptable to Purchaser in its sole and absolute discretion) (“Seller’s Response”). If Seller does not deliver Seller’s Response prior to such date, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Title Notice, Purchaser shall have until the Contingency Date to (i) deliver a written notice terminating this Agreement (“Termination Notice”)

to Seller and Title Company terminating this Agreement as set forth in Section 5.4 above, or (ii) waive any such objection to the PTR and the Updated Survey (whereupon such objections shall be deemed Permitted Exceptions for all purposes hereof). If Seller and Title Company have not received Termination Notice from Purchaser by the Contingency Date, such failure to deliver same shall be deemed Purchaser’s waiver of all objections to the PTR and the Updated Surveys that Seller did not agree to cure by Closing, subject to Seller’s obligations set forth in Section 6.2(c) below and as otherwise expressly provided in this Agreement.
(f)
    Purchaser may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title (i) raised by the Title Company between the Title Notice Date and the Closing, (ii) not disclosed in writing by the Title Company to Purchaser by 3:00 p.m. Eastern Time on the second Business Day preceding the Title Notice Date, and/or (iii) not disclosed in writing by Seller to Purchaser and the Title Company by 3:00 p.m. Eastern Time on the second Business Day preceding the Title Notice Date (“New Exceptions”); provided that Purchaser must notify Seller of any objection to any such New Exception prior to the date which is the earlier to occur of (x) three (3) Business Days after receipt of an updated PTR revealing the existence of such New Exception and (y) the Closing Date. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have two (2) days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such two (2) day period and for two (2) days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove same as an exception in the applicable PTR or otherwise obtain affirmative insurance over same as part of the final Title Policy, such affirmative insurance to be acceptable to Purchaser in its sole and absolute discretion. If, within the two (2) day period, Seller does not remove such objectionable New Exceptions in the applicable PTR or otherwise obtain affirmative insurance over same as part of the final Title Policy (such affirmative insurance to be acceptable to Purchaser in its sole and absolute discretion objectionable), then Purchaser may terminate this Agreement upon delivering a Termination Notice to Seller in accordance with Section 5.4 above no later than the date that is two (2) Business Days following the expiration of the two (2) day cure period (and Closing shall automatically be extended to permit such 2 Business Day Period to run), in which case Purchaser shall be entitled to return of the Earnest Money Deposit. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller has removed as an exception in the applicable PTR or otherwise affirmatively insured over on terms acceptable to Purchaser in its sole and absolute discretion) will be included as Permitted Exceptions.
(g)
    Notwithstanding any provision of this Agreement to the contrary including, but not limited to Section 6.2 hereof, (A) at or prior to Closing, Seller shall cause the removal of all exceptions to title to the Real Properties and Improvements from each PTR and each related Title Policy relating to monetary liens, security liens and interests, mechanic’s liens, judgment liens and/or tax liens affecting the Property arising by, through or under Seller, other than liens caused by Tenants or Purchaser or its agents or the lien for ad valorem taxes and assessments for tax years not yet due and payable (collectively, the “Must-Cure Matters”), (B) in no event shall any Must-

Cure Matter be deemed a Permitted Exception under this Agreement, and (C) if Seller fails to satisfy its obligations under Section 6.2(c)(A) hereof with respect to any Must-Cure Matter, then (i) Seller shall be in default under this Agreement, and (ii) in lieu of pursuing specific performance or any other remedy against Seller pursuant to the terms of Section 13.1 hereof, Purchaser shall have the right on behalf of Seller to satisfy such obligations at Closing and all of Purchaser’s actual out-of-pocket costs and expenses actually incurred in connection with same shall be credited against the Purchase Price at Closing.
Section 6.3
    Title Insurance. At the Closing, and as a condition thereto, the Title Company shall issue to Purchaser an ALTA extended coverage Owner’s Policy of Title Insurance (the “Title Policy”) with liability in the amount of the Purchase Price, showing title to the Real Property vested in the Purchaser, with such endorsements as Purchaser shall request and Title Company shall have agreed to issue same, subject only to: (i) the pre-printed standard exceptions in such Title Policy that are not customarily deleted at closings following the Title Company’s receipt of all Schedule B-1 or Schedule C (as applicable) requirements contained in the PTR, (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) the Tenant Leases, (iv) any taxes and assessments for any year that are not yet due and payable as of the Closing, (v) [intentionally deleted], (vi) a specific, itemized list of adverse matters shown on the Updated Survey, or any updates thereto, that are approved or deemed approved by Purchaser pursuant to Section 6.2 above or shown on the PTR, (vii) any matters which are affirmatively insured over on terms acceptable to Purchaser in its sole and absolute discretion, and (viii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). In the event Purchaser elects not to pay for any additional premium for the ALTA extended coverage policy, then the Title Policy to be issued as of the Closing shall be a standard ALTA Owner’s Policy of Title Insurance which shall include, among other things, a general survey exception. It is understood that Purchaser may request a number of endorsements to the Title Policy, but the issuance of any such endorsements shall not be a condition to Closing. If (i) the Title Company (A) is unable or unwilling to consummate Closing or to otherwise delete or revise any title exception, issue any endorsement or commit to any specific coverage or affirmative title insurance requested by Purchaser with respect to the Title Policy or any title policy requested by Purchaser’s lender (such requested insurance, the “Requested Insurance”), or (B) requires that Purchaser, Seller, Purchaser’s lender or any other third party provide any affidavits, indemnities, agreements, due diligence or other documentation in order for the Title Company to consummate Closing or to otherwise provide the Requested Insurance, (ii) Purchaser provides written evidence (which may be via electronic mail) to Sellers of such inability or unwillingness of, or requirements by, the Title Company to provide the Requested Insurance, and (iii) Purchaser provides written evidence to Sellers that Fidelity National Title Insurance Company (“Fidelity”) has committed to consummate Closing or to otherwise provide the Requested Insurance without requiring the satisfaction of any requirements of Title Company being contested by Purchaser, Purchaser shall have the right (the “Title Company Option”) to transfer responsibility as the Title Company hereunder to Fidelity by written notice to Seller. If Purchaser properly exercises the Title Company Option, (w) Title Company, Seller and Purchaser shall cause the Earnest Money Deposit to be transferred to Fidelity, (x) Fidelity shall execute a revised Title Company Joinder page to this Agreement upon receipt of the Earnest Money Deposit, (y) the Closing Extension Conditions shall be modified to remove the condition precedent described in Section 10.8(b), and (z) Seller shall not be required to modify the form of Owner Affidavit attached hereto as Exhibit K except to change the name of the Title Company to Fidelity.
ARTICLE VII

INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1
    Interim Operating Covenants. Seller covenants to Purchaser that Seller will:
(h)
    Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Real Property and Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX of this Agreement.
(i)
    Maintain Insurance. From the Effective Date until Closing, maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.
(j)
    Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof, and provided that such removed Personal Property shall be repaired or replaced prior to Closing. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.
(k)
    Leases. From the Effective Date until the expiration of the Property Approval Period, not enter into any new lease or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, without the prior written consent of Purchaser, which consent will not be unreasonably withheld, delayed or conditioned. From the expiration of the Property Approval Period until the Closing, not enter into any new lease or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion. Notwithstanding anything to the contrary provided in this Section 7.1(d), (i) nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal which Seller, as landlord, is required to honor pursuant to any Tenant Lease in existence as of the Effective Date, and (ii) except as provided in item (i) in this Section 7.1(d), from the Effective Date through Closing, Seller shall not, without first obtaining the prior written consent of Purchaser which may be withheld in Purchaser’s sole discretion, enter into any new lease or any amendments, expansions or renewals of Tenant Leases that will require Purchaser, as landlord, following Closing to pay or be subject to any Leasing Costs.

(l)
    Service Contracts. From the Effective Date until Closing, not enter into, or renew the term of, any service contract, other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days (or less) prior notice without penalty, fee or premium or unless Purchaser consents thereto in writing, which consent will not be unreasonably withheld, delayed or conditioned; provided, however, that Purchaser may withhold such consent in Purchaser’s sole discretion following the expiration of the Property Approval Period.
(m)
    Notices. To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property.
(n)
    Encumbrances. Without Purchaser’s prior written approval in its sole discretion, not voluntarily subject the Property to any additional liens, encumbrances, covenants or easements, unless released prior to Closing. Notwithstanding the foregoing, Purchaser acknowledges that Seller intends to sell an outparcel adjacent to the Property (“Outparcel 3”) to HT NC Fuel, LLC (“Outparcel Purchaser”) prior to Closing. In connection with such sale, Seller will enter into (A) the development agreement in the form attached hereto as Exhibit L (the “Development Agreement”) with Outparcel Purchaser which will affect the Property which includes a site plan as an exhibit thereto and (B) the use restriction in the form attached hereto as Exhibit M (the “Use Restriction”) which will encumber Outparcel 3 (which Use Restriction shall be effected by inclusion in the deed to Outparcel Purchaser) and which includes language confirming of record the rights of the owners, occupants and licensees of the Property to continue to utilize the seven (7) parking spaces crosshatched on the site plan attached thereto following the conveyance of Outparcel 3. If Seller or the Outparcel Purchaser desires to change the Development Agreement or the Use Restriction, Seller shall notify Purchaser with respect to such proposed change, and Purchaser shall have the right to approve such change in Purchaser’s sole discretion. Subject to the preceding sentence, Purchaser hereby acknowledges that execution of the Development Agreement and placement of the Use Restriction are expressly authorized hereunder, and neither the Development Agreement nor the Use Restriction shall be considered a New Exception under Section 6.2(b). Furthermore, in the event Seller is asked to provide any approvals required under the Development Agreement or the Use Restriction prior to Closing, Seller shall notify Purchaser and provide any applicable plans or documents to Purchaser for Purchaser’s review promptly upon receipt of same and Purchaser shall have the right to direct Seller’s response to such request(s). Purchaser hereby agrees to timely respond to any such request such that Seller is not deemed to grant such requested approval under the Development Agreement or the Use Restriction.
Whenever in this Section 7.1, Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within five (5) Business Days after receipt of Seller’s request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval within said five (5) Business Day period, Purchaser shall be deemed to have approved same.

Section 7.2
    Tenant Lease Estoppels; SNDAs and Other Estoppels.
(e)
    It will be a condition to Purchaser’s obligation to consummate Closing that Seller obtains and delivers to Purchaser executed Acceptable Estoppel Certificates from (i) each of the major tenants leasing space in the Improvements listed on Exhibit C-1 (“Major Tenants”), which Major Tenants include all Tenants leasing over 20,000 rentable square feet at the Improvements located on such Real Property, and (ii) from Tenants (exclusive of any and all Major Tenants) collectively leasing at least seventy five percent (75%) in the aggregate of the rentable square feet located on each Real Property, exclusive of the rentable square feet leased by Major Tenants. “Acceptable Estoppel Certificates” are estoppel certificates in substantially the form of the estoppel certificate attached hereto as Exhibit C-2, which shall not contain any material modifications or inconsistencies with respect to the rent roll and the Tenant Leases and which shall not disclose any alleged default or unfulfilled material obligation on the part of the landlord not previously disclosed in writing to Purchaser in this Agreement; provided that an estoppel certificate executed by a Tenant either: (x) in the form prescribed by its Tenant Lease (y) with respect to a regional or national Tenant, in the standard form generally used by such Tenant, or (z) in the form attached hereto as Exhibit C-2 but for which Section 12 or Section 13 thereof shall have been deleted, shall each constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenants pursuant to the provisions of this Section 7.2. Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the required number of Acceptable Estoppel Certificates in accordance with the provisions of this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the required number of Acceptable Estoppel Certificates shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit. Prior to delivery of the forms of estoppel certificates to the Tenants, including but not limited to, the Major Tenants, Seller will deliver to Purchaser for each Tenant completed forms of estoppel certificates, in the form attached hereto as Exhibit C-2 or such forms as required by the applicable Major Tenant Tenant Lease and containing the information contemplated thereby. Within three (3) Business Days following Purchaser’s receipt thereof, Purchaser will send to Seller notice either (A) approving such forms as completed by Seller or (B) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. Seller will make such changes to the extent Seller agrees such changes are appropriate, except that Seller will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2 or the form required by the applicable Major Tenant Tenant Lease. Purchaser’s failure to respond within such three (3) Business Day period shall be deemed approval of such estoppel certificate.
(f)
    [Intentionally Deleted].
(g)
    Seller shall deliver to Tenants, Subordination, Non-Disturbance and

Attornment Agreements (“SNDAs”) as may be required by Purchaser’s lender(s); provided however, nothing contained in this Agreement shall obligate Seller to obtain any SNDAs, and delivery of any SNDAs shall not be a condition to Purchaser’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement.
(h)
    Seller shall request an estoppel certificate from all applicable parties under the Declarations of Covenants and Restrictions (or other similar instruments) affecting the Property which have been requested by Purchaser prior to the Effective Date confirming that the Seller and the Property are in compliance with the terms of such Declarations of Covenants and Restrictions and that all sums, if any, payable with respect to the Property under such Declarations have been paid in full; provided however, nothing contained in this Agreement shall obligate Seller to obtain any such estoppel certificates, and delivery of any such estoppel certificates shall not be a condition to Purchaser’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement.
Section 7.3
    OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), Seller is required to ensure that it does not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If Seller learns that Purchaser is, becomes, or appears to be a Blocked Person, Seller may delay the sale contemplated by this Agreement pending its conclusion of its investigation into the matter of Purchaser’s status as a Blocked Person. If Seller determines that Purchaser is or becomes a Blocked Person, Seller shall have the right to immediately terminate this Agreement and take all other actions necessary, or in the opinion of Seller, appropriate to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit. The provisions of this Section 7.3 will survive termination of this Agreement.
ARTICLE VIII

REPRESENTATIONS AND WARRANTIES
Section 8.1
    Seller’s Representations and Warranties. Except as otherwise expressly provided in any closing document delivered by Seller at Closing and in Section 11.1 of this Agreement, the following constitute the sole representations and warranties of Seller with respect to the purchase and sale of the Property contemplated hereby. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following as of the Effective Date:
(i)
    Status. Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and is qualified to transact business within the State of North Carolina.
(j)
    Authority; Enforceability. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(k)
    Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture (except for such approvals needed from the current mortgage lender in order to secure the release of the lien on the Property as part of Closing), or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(l)
    Suits and Proceedings, No Violation Notices. Except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served, or to Seller’s Knowledge, threatened (in writing) against the Property, relating to the Property, or Seller’s ownership or operation of the Property, including without limitation, condemnation, takings by an Authority or similar proceedings (collectively, “Suits and Proceedings”), which Suits and Proceedings individually or in the aggregate would have an adverse effect on the Property; provided, however, that, to Seller’s Knowledge, Exhibit E is a true, complete and correct list of all Suits and Proceedings. Further, Seller has received no written notice from any Authority alleging that the Property is in violation of applicable laws, ordinances or regulations which remain uncured.
(m)
    No Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally and Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition by Seller’s creditors, (ii) the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, or (iii) the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.
(n)
    Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(o)
    Tenant Leases and Tenants. As of the Effective Date, the list of Tenants set forth on Exhibit F attached hereto constitutes all of the Tenants under Tenant Leases affecting the Real Property and Improvements that were entered into by Seller and, to Seller’s Knowledge, all of the Tenants under Tenant Leases affecting the Real Property and Improvements that were entered into prior to Seller’s acquisition of the Property. As of the Effective Date, there are no written leases or occupancy agreements affecting the Real Property and Improvements executed by Seller or, to Seller’s Knowledge, by which Seller is bound other than the Tenant Leases listed on Exhibit F. The copies of the Tenant Leases executed by Seller and the guaranties accompanying such Tenant Leases that have been provided or made available to Purchaser are true, correct and complete, and to Seller’s Knowledge the copies of the other Tenant Leases and accompanying guaranties that have been provided or made available to Purchaser are true, correct and complete in all material respects. Except as disclosed on Exhibits F-1 through F-3, Seller has not received written notice of any termination or uncured default by any party under any Tenant Lease., and Seller has not given written notice of any default to any Tenant under any Tenant Lease that remains outstanding as of the Effective Date.
(p)
    Service Contracts; Commission Agreements. The Documents made available to Purchaser pursuant to Section 5.2(a) hereof include copies of all Service Contracts listed on Exhibit B under which Seller is currently paying for services rendered in connection with the Property, including all of the commission agreements listed on Exhibit D, except for the property management agreement with Seller’s property manager (the “Management Agreement”). As of the Effective Date, Exhibit B is a true and correct list of all Service Contracts in effect and Seller has delivered or made available to Purchaser for review, true and complete copies of all Service Contracts, as set forth on Exhibit B. As of the Effective Date, Exhibit D is a true and correct list of the commission agreements in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all commission agreements set forth on Exhibit D, except for the Management Agreement. Except as disclosed on Exhibit B, Seller has not received written notice of any termination or uncured default by any party under any Service Contract.
(q)
    Leasing Costs. Except as set forth on Exhibit G attached hereto, there are no unpaid Leasing Costs currently due and payable with respect to any Tenant Leases that are in effect as of the Closing Date.
(r)
    Available Environmental Reports; Violations. To Seller’s Knowledge, (i) Seller has provided or made available to Purchaser all third-party reports in the possession of Seller that pertain to the analysis of Hazardous Substances at the Property owned by Seller, (ii) Seller has not received any written notice from any Authority or employee or agent thereof whereby such Authority or employee or agent has determined, or threatens to determine, that there is a presence, release or threat of release or placement on, in or from the Property of any Hazardous Substance, and (iii) the Property is not in violation of any Environmental Laws.

(s)
    Employee Matters. Seller has no employees at the Property.
(t)
    Prohibited Persons. Neither Seller, nor any Affiliate of Seller nor any Person that directly or indirectly owns 10% or more of the outstanding equity in Seller (each, a “Seller Person”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Seller Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(u)
    Guarantor. Upon the consummation of Closing, Guarantor (as defined below), shall have received adequate consideration for Guarantor’s execution and delivery of the Guaranty (as defined below).
(v)
    No Title Defaults. To Seller’s Knowledge, neither Seller nor any party to the following instruments of record is in default under such instruments, and no event has occurred which, with the giving of notice or passage of time, or both, could result in such default: (i) Declaration of Easements, Covenants, Conditions and Restrictions for Heritage Lakes Shopping Center as recorded in Book 11552, Page(s) 579, Wake County Register of Deeds, as affected by Amendment to Declaration of Easements, Covenants, Conditions and Restrictions for Heritage Lakes Shopping Center recorded in Book 14702, Page 122, aforesaid Records, as affected by Corrective Affidavit recorded in Book 14894, Page 1349, aforesaid Records, and as affected by Assignment and Assumption of Developer’s Rights recorded in Book 14702, Page 132, aforesaid Records; and (ii) Easement and Restrictions Agreement by and between WRI HR Heritage Station LLC and McDonald’s Real Estate Company as recorded in Book 14702, Page(s) 142 of the Wake County Registry.
Section 8.2
    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
(a)
    Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Maryland.
(b)
    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against

Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(c)
    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)
    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.
(e)
    Prohibited Persons. Neither Purchaser, nor any Affiliate of Purchaser nor any Person that directly or indirectly owns 10% or more the outstanding equity in Purchaser (collectively, the “Purchaser Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Purchaser Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(f)
    ERISA. Purchaser is not an “employee benefit plan,” as defined in Section 3(3) of ERISA. None of the transactions contemplated herein (including those transactions occurring after the Closing) shall constitute a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.
ARTICLE IX

CONDEMNATION AND CASUALTY
Section 9.1
    Significant Casualty. If, prior to or on the Closing Date, all or any portion of the Real Property and the Improvements is destroyed or damaged by fire or other casualty, Seller will promptly notify Purchaser of such casualty. Purchaser will have the option, in the event that (i) all or any Significant Portion of the Real Property and the Improvements is so destroyed or damaged, (ii) any Major Tenant is permitted to terminate its Tenant Lease as a result of such casualty, or (iii)

any portion of the Real Property and/or Improvements fails to comply with applicable zoning laws, rules and regulations as a result of such casualty, which non-compliance is not susceptible to being fully cured by the restoration of the affected Real Property and/or Improvements to the condition of same as existed immediately prior to the occurrence of the casualty, to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller’s notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount to repair any uninsured portion of the casualty plus the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases as mutually agreed upon by Purchaser and Seller, all parties agreeing to act reasonably.
Section 9.2
    Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Real Property and the Improvements are damaged as aforesaid or Purchaser does not otherwise have the right to terminate this Agreement pursuant to the terms of Section 9.1 above following casualty, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount to repair any uninsured portion of the casualty plus the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases as mutually agreed upon by Purchaser and Seller, both parties agreeing to act reasonably.
Section 9.3
    Condemnation of Property. In the event of condemnation or sale in lieu of condemnation (i) of all or any Significant Portion of any of the Real Properties and any of the Improvements, (ii) that materially and adversely affects existing points of vehicular access to and/or from any portion of the Real Property and/or Improvements to a public or private street or other roadway, (iii) that permits any Major Tenant to terminate its Tenant Lease as a result of such casualty, or (iv) other than a temporary taking, that causes any portion of the Real Property and/or Improvements to fail to comply with applicable zoning laws, rules and regulations, or if Seller shall receive an official notice from any governmental authority having eminent domain power over any of the Real Properties and the Improvements thereon of its intention to take, by eminent domain proceeding, all or any portion of any of the Real Properties and any of the Improvements and such taking would result in any one or more of items (i) through (iv) above, prior to the Closing, Purchaser will have the option, by providing Seller written notice within fifteen (15) days after receipt of Seller’s notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence or Purchaser does not have the right to terminate this Agreement pursuant to this Section 9.3, the Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property and the Improvements, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement (in lieu of fee simple title), and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the applicable Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.
ARTICLE X

CLOSING
Section 10.1
    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date, TIME BEING OF THE ESSENCE, through the escrow established with the Title Company. Each of Seller and Purchaser shall have the right to extend the Closing Date one time to a date no later than September 7, 2016, only in the event that any of the Closing Extension Conditions remain unsatisfied (and otherwise not waived in writing by Purchaser) as of the initial Closing Date. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
Section 10.2
    Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.4, for delivery to Seller at Closing as provided herein:

(a)
    The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;
(b)
    Four (4) counterparts of the General Conveyance, duly executed by Purchaser;
(c)
    One (1) counterpart of the form of Tenant Notice Letters, duly executed by Purchaser;
(d)
    Evidence reasonably satisfactory to the Title Company that the person executing any financing documents on behalf of Purchaser has full right, power, and authority to do so; provided, however, that, notwithstanding anything to the contrary provided in this Agreement, no such evidence shall be made available or otherwise provided to Seller;
(e)
    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4 below, duly executed and delivered (provided the same do not increase in any material respect the costs to, or liability or obligations of, Purchaser in a manner not otherwise provided for herein); and
(f)
    Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property.
Section 10.3
    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver for the Property (i) the following items (a), (b), (c), (d), (e), (f), (j), (k), (l), (m), (n) and (o) in escrow with the Title Company pursuant to Section 4.4 on or before the Deposit Time, and (ii) upon receipt of the Purchase Price, Seller shall deliver items (g), (h) and (i) to Purchaser at the Property:
(a)
    A special warranty deed substantially in the form attached hereto as Exhibit I, duly executed and acknowledged by Seller conveying to Purchaser the Real Property and the Improvements (the “Deed”), which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records; additionally, if the legal description of any Real Property drawn from the final versions of the Updated Survey differs from the description set forth in Exhibit A attached hereto, Seller shall, in addition to the Deed, deliver to Purchaser at Closing a non-warranty deed using the description of the Real Property from the final version of the Updated Survey to be recorded immediately following the recordation of the Deed;

(b)
    Four (4) counterparts of the general conveyance substantially in the form attached hereto as Exhibit H (the “General Conveyance”) duly executed by Seller;
(c)
    Four (4) counterparts of the form of Tenant Notice Letters, duly executed by Seller;
(d)
    Evidence reasonably satisfactory to Title Company (to enable the Title Company to issue the Title Policy without except for matters related to the lack of authority of Seller to convey the Property) that the person executing the Closing Documents on behalf of Seller has full right, power and authority to do so, and evidence that Seller is duly organized and authorized to execute this Agreement and all other documents required to be executed by Seller hereunder;
(e)
    A certificate in the form attached hereto as Exhibit J (“Certificate as to Foreign Status”) from Seller certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(f)
    The Tenant Deposits, at Seller’s option, either (i) in the form of a cashier’s check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. With respect to those Tenant Leases for which Seller or its lender are holding letters of credit as security deposits, there shall not be any credit to, or adjustment in, the Purchase Price, and Seller shall deliver such original letters of credit to Purchaser at Closing, together with all necessary transfer documentation, so that Purchaser and the applicable Tenants can arrange to have the letters of credit reissued in favor of, or endorsed to, Purchaser. Seller agrees to cooperate with Purchaser post-Closing in connection with the reissuance or endorsement of any letters of credit and act at the reasonable discretion of Purchaser with respect thereto, until the letters of credit are re-issued or endorsed to Purchaser, provided Purchaser shall pay all transfer and/or other fees relating to such transfers of letters of credit;
(g)
    The Personal Property;
(h)
    All original Licenses and Permits, Service Contracts and Tenant Leases in Seller’s possession and control;
(i)
    All keys to the Improvements which are in Seller’s possession;
(j)
    An Owner Affidavit in the form attached hereto as Exhibit K duly executed by Seller;

(k)
    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein);
(l)
    Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property.
(m)
    Evidence reasonably acceptable to Purchaser that Seller has duly terminated all management agreements relating to the Real Property, Improvements and/or Personal Property prior to or at Closing;
(n)
    The executed Guaranty; and
(o)
    An Assignment and Assumption of Developer’s Rights with respect to item 14 of Schedule B, Section II of the PTR.
Section 10.4
    Prorations.
(e)
    Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”) real estate and personal property taxes and assessments for the year in which Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below), expenses under the Permitted Exceptions, and expenses under Service Contracts assumed by Purchaser at Closing payable by the owner of the Property (on the basis of a 365 day year, actual days elapsed). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld) two (2) Business Days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. Seller shall cooperate in good faith with Purchaser to facilitate the transfer of all utilities to Purchaser at and/or immediately following the Closing. A final reconciliation of Proration Items shall be made by Purchaser and Seller on or before November 30, 2016 (herein, the “Final Proration Date”). The provisions of this Section 10.4 will survive the Closing until the Final Proration Date has occurred, and in the event any items subject to proration hereunder are discovered prior to the Final Proration Date, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4. Notwithstanding anything to the contrary provided in this Agreement including, but not limited to, this Section 10.4(a), Seller and Purchaser hereby agree to use the following, estimated 2016 real estate taxes and assessments for purposes of the proration of same at Closing: $110,000.00.
(f)
    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. “Rentals” includes fixed monthly rentals, parking rentals and charges, additional rentals, percentage rentals, escalation rentals (which include such Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to the landlord under the Tenant Lease or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d). Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. For a period of three (3) months after Closing, Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to incur legal fees or other out of pocket expenses, conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. Purchaser shall have the exclusive right to collect Delinquent Rentals from current Tenants of the Property and Seller hereby relinquishes its rights to pursue claims against any Tenant or guarantor under any Tenant Leases for same. Nothing herein shall prohibit Seller from pursuing Delinquent Rentals from former tenants of the Property With respect to any Delinquent Rentals received by Purchaser within one (1) year after Closing (the “Delinquent Rental Proration Period”), Purchaser

shall pay to Seller any rent or payment actually collected during the Delinquent Rental Proration Period properly attributable to the period prior to the Closing Time. All sums collected by Purchaser during the Delinquent Rental Proration Period, from such Tenant (excluding Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, all of which shall be payable to and belong to Seller in all events, notwithstanding anything herein to the contrary) will be applied first to amounts currently owed by such Tenant to Purchaser (including Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenant, and then to prior delinquencies owed by Tenant to Seller. Seller shall not be entitled to institute legal actions to pursue Delinquent Rental after Closing. Any sums collected by Purchaser and due Seller will be promptly remitted to Seller, and any sums collected by Seller and due Purchaser will be promptly remitted to Purchaser.
(g)
    Not less than ten (10) days prior to the scheduled Closing Date, Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes (collectively, “Operating Expense Recoveries”) for calendar year 2016. Seller shall deliver all supporting invoices when it delivers the reconciliation prepared by Seller described in the preceding sentence. Furthermore, in preparing the reconciliation, all delinquent payments from Tenants shall be disregarded so as to reduce any amount potentially owed from Purchaser to Seller at Closing. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2016 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2016 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Seller at Closing as an addition to the Purchase Price. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2016 than would have been owed by Tenants under the Tenant Leases if the reconciliations under the Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2016 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2016 will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters subject to Seller’s and Purchaser’s right and obligation to finalize prorations prior to the Final Proration Date, solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, subject to Section 10.4(b) dealing with Delinquent Rentals, the foregoing proration will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters and Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2016 for periods before and after Closing, and (ii) reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2016, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.

(h)
    With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but expressly state they are for such specific services rendered by Seller or its property manager prior to the Closing Time, Purchaser shall cause such collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.
(i)
    (i) Seller shall pay those Leasing Costs incurred in connection with the lease of space in the Property that were executed prior to the Effective Date including, but not limited to, those Leasing Costs identified on Exhibit G attached hereto to the extent unpaid as of the Closing Date; (ii) Seller shall pay all Leasing Costs incurred or to be incurred in connection with any new Tenant Lease, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date that required the approval of Purchaser pursuant to Section 7.1(d) but for which Seller failed to obtain such approval of Purchaser pursuant thereto; (iii) in the event Closing is consummated, Purchaser will be solely responsible for and shall pay all Leasing Costs incurred or to be incurred in connection with any new Tenant Lease, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date that has been approved by Purchaser in accordance with Section 7.1(d) (“New Tenant Costs”); and (iv) to the extent Leasing Costs described in clause (i) and/or (ii) above remain unpaid as of Closing, Purchaser shall receive a credit from Seller therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs for which Purchaser received such a credit, provided that Purchaser shall not receive a credit for any leasing commissions payable to Seller’s property manager pursuant to the Management Agreement, and Seller shall pay all such amounts due in accordance with the Management Agreement.
(j)
    Notwithstanding anything to the contrary provided in this Agreement, Seller shall not have the right to file and pursue any appeals attributable to Seller’s period of ownership of the Property with respect to tax assessments for the Property. If Purchaser elects to file and pursue such an appeal and Purchaser is successful in its pursuit related to the calendar year in which the Closing occurs, Purchaser and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of Proration Items set forth on the settlement statement executed by the parties at Closing.
Section 10.5
    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject to the Tenant Leases and the Permitted Exceptions.
Section 10.6
    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a)
    Purchaser will pay (i) all premium and other incremental costs for obtaining the Title Policy and all endorsements thereto, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) the costs of any update or re-certification of the Updated Survey, (v) 1/2 of all of the Title Company’s escrow and closing fees, if any, and (vi) any mortgage recording tax or recording fees for any financing obtained by Purchaser in connection with Closing.
(b)
    Seller will pay (i) the cost of the Updated Survey, (ii) 1/2 of all of the Title Company’s escrow and closing fees, (iii) Seller’s attorneys’ fees, (iv) all transfer and excise taxes (including, without limitation, for any city, county and state) and (v) prepayment penalties or premiums incurred by Seller with respect to prepaying the Property’s existing mortgage indebtedness at Closing (if any).
(c)
    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located.
(d)
    Except as otherwise expressly provided in this Agreement, if the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.
Section 10.7
    Post-Closing Delivery of Tenant Notice Letters. Immediately following Closing, Purchaser will deliver to each Tenant a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). Purchaser shall provide to Seller a copy of each Tenant Notice Letter promptly after delivery of same. This Section 10.7 shall survive Closing.
Section 10.8
    General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. In addition to the conditions to Purchaser’s obligations set forth in this Agreement, the obligation of Purchaser to Close the sale/purchase transaction hereunder shall be conditioned upon the satisfaction of the following conditions, any of which may be waived by written notice from Purchaser to Seller, and all of which shall be deemed waived upon Closing:
(a)
    Seller shall have performed in all material respects each of the obligations of Seller set forth in this Agreement as of the Closing Date;

(b)
    The Title Company shall be irrevocably committed to issue the Title Policy as provided in Section 6.3;
(c)
    Purchaser shall have received the Acceptable Estoppel Certificates to the extent required under Section 7.2; and
(d)
    Subject to Section 10.9, Seller’s representations and warranties made in Section 8.1 shall be true and correct in all material respects as of the Closing as if remade on the Closing Date, except for those representations and warranties that speak as of a certain date, which representations and warranties shall have been true as of such prior date, and except with respect to Authorized Qualifications and Immaterial Events.
The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Seller in Section 8.1 to reflect (i) new Tenant Leases, Tenant Lease amendments, new Service Contracts, and/or Service Contract amendments, executed by Seller after the Effective Date in accordance with this Agreement, and (ii) any action taken by Seller in accordance with any Tenant Leases, Service Contracts, or Permitted Exceptions after the Effective Date not prohibited by or otherwise in contravention of the terms of this Agreement, and (iii) a Tenant Lease default or a Tenant insolvency occurring after the Effective Date. The term “Immaterial Events” shall mean any fact or event that is not caused by any Seller or any of the Seller Released Parties that does not or is not expected to result in a loss of value, damage (including, but not limited to, indirect, consequential and speculative damages likely to be incurred), claim or expense in excess of $100,000.00, in the aggregate; provided, however, that any and all breaches of Seller’s representations and warranties made in Section 8.1 that are not true and correct in all material respects as of the Effective Date shall in no event be deemed an Immaterial Event, and Section 10.9(b) shall be applicable with respect to such items. Authorized Qualifications and Immaterial Events shall not constitute a default by Seller or a failure of a condition precedent to Closing. Purchaser shall receive a credit against the Purchase Price at Closing for the amount of damage anticipated to be caused by any Immaterial Event. If (x) between the Effective Date and the Closing Date, facts or events not known to Seller prior to the Effective Date are discovered by Seller, (y) such facts or events are not Authorized Qualifications or Immaterial Events or otherwise caused by any Seller or any of the Seller Released Parties, and (z) such facts or events would result in a failure of the condition set forth in Section 10.8(d) above, such failure shall not constitute a breach of this Agreement, and following Seller’s written notice to Purchaser (which Seller shall be obligated to deliver to Purchaser within two [2] Business Days of Seller’s actual knowledge of same), Purchaser’s sole remedies in such event shall be to either: (i) waive the condition and proceed to Closing; or (ii) terminate this Agreement (by delivering written notice thereof to Seller); provided, however, if Purchaser does not exercise its right to terminate this Agreement on or before the later of (1) Closing or (2) the date that is three (3) Business Days after Purchaser receives written notice from Seller of such facts or events (and Closing shall be automatically extended to permit the running of such period), then Purchaser shall be deemed to have elected to waive the condition and proceed to Closing. If Purchaser terminates this Agreement pursuant to this Section 10.8, then, subject to compliance with Section 10.9 below, the Earnest Money Deposit shall be returned to Purchaser and the parties shall have no further obligations or liabilities hereunder, except for the Termination Surviving Obligations.
Section 10.9
    Breaches of Seller’s Representations Prior to Closing.
(a)
    If, prior to the Closing, Purchaser shall deliver a written notice to Seller asserting a breach of any representation or any warranty of Seller that was initially true and correct in all material respects on the Effective Date but which thereafter failed to remain true and correct in all material respects due to any fact or event that was not caused by Seller or any of the Seller Released Parties (and which is not the result of an Authorized Qualification), for which the damage (including, but not limited to, indirect, consequential and speculative damages) from all its Claims for such breaches are in an amount that exceeds $100,000.00 (a “Material Breach”), then Purchaser may, as its sole and exclusive remedy, upon the delivery of written notice of such breach to Seller either (i) proceed to close the purchase of the Property with a credit against the Purchase Price in an amount of the damage (including, but not limited to, indirect, consequential and speculative damages) as reasonably determined by Purchaser in such written notice, such amount to be not more than $500,000 on account of such asserted breach (and with no liability to Seller beyond such credit) and, upon receipt of such credit at Closing, to waive any claims against Seller for such Claims with respect to such Material Breach or (ii) terminate this Agreement by the giving of the written notice to Seller of same. If Purchaser has elected to terminate this Agreement pursuant to Section 10.9(a)(ii) above, Purchaser shall receive a refund of the Earnest Money Deposit, and Seller shall be obligated to promptly reimburse Purchaser for its actual out of pocket costs incurred in connection with this Agreement or the Property including, but not limited to, the negotiation of this Agreement, Purchaser’s due diligence with respect to the Property, Purchaser’s financing with respect to the Property (including, but not limited to, good faith deposits, commitment fees, and costs of hedging and other rate lock contracts), and all of Purchaser’s legal fees and expenses related thereto, not to exceed, however, $250,000 with respect to this Agreement and the Other Property Agreements in the aggregate.
(b)
    If, prior to the Closing, Purchaser shall deliver a written notice to Seller asserting a breach of any representation or any warranty of Seller (which constitutes a Material Breach) that was not true and correct in all material respects on the Effective Date, or that otherwise no longer remains true and correct in all material respects (and which is not the result of an Authorized Qualification) due to any fact or event caused by any Seller or any of the Seller Released Parties, then Purchaser may, as its sole and exclusive remedy, upon the delivery of written notice of such breach to Seller either (i) proceed to close the purchase of the Property with a credit against the Purchase Price in an amount of the damage (including, but not limited to, indirect, consequential and speculative damages) as reasonably determined by Purchaser in such written notice, such amount to be not more than $500,000 on account of such asserted breach (and with no liability to Seller beyond such credit) and, upon receipt of such credit at Closing, to waive any claims against Seller for such Claims with respect to such Material Breach or (ii) terminate this Agreement by the giving of the written notice to Seller of same. If Purchaser has elected to terminate this Agreement pursuant to Section 10.9(b)(ii) above, Purchaser shall receive a refund of the Earnest Money Deposit, and Seller shall be obligated to promptly reimburse Purchaser for its actual out of pocket costs incurred in connection with this Agreement and the Other Property Agreements (as defined below) or the Property and the Other Properties (as defined below) including, but not limited to, the negotiation of this Agreement and the Other Property Agreements, Purchaser’s due diligence with respect to the Property and the Other Properties, Purchaser’s financing with respect to the Property and the Other Properties (including, but not limited to, good faith deposits, commitment fees, and costs of hedging and other rate lock contracts), and all of Purchaser’s legal fees and expenses related thereto, not to exceed, however, $700,000 with respect to this Agreement and the Other Property Agreements in the aggregate.
Section 10.10
    General Conditions Precedent to Seller’s Obligations Regarding the Closing. In addition to the conditions to Seller’s obligations set forth in this Article X, the obligations and liabilities of Seller hereunder to close the transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Seller to Purchaser and all of which shall be deemed waived upon Closing:
(a)
    Purchaser shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Purchaser set forth in Section 10.2 of this Agreement, as of the Closing Date.
(b)
    The representations and warranties of Purchaser made in Section 8.2 shall be true and correct in all material respects.
Section 10.11
    Condition Precedent to Closing. Notwithstanding anything to the contrary contained herein (but subject to Sections 9.1 and 9.3 hereof), it shall be a condition to each party’s obligation to close the sale of the Property, that a closing occur simultaneously with the Closing with respect to (i) Oak Park Village and Champions Village in Texas, (ii) Cherokee Plaza, Sandy Plains Exchange and Thompson Bridge Commons in Georgia, and (iii) Shoppes at Parkland and University Palms in Florida (collectively, the “Other Properties”), which Other Properties are the subject to Agreements of Purchase and Sale by and between Affiliates of Seller, as seller, and Purchaser, as purchaser (the “Other Property Agreements”) the parties hereto acknowledging that the Property is being sold as a part of the portfolio containing the Property and the Other Properties and the parties do not intend to sell or purchase the Property or any of the Other Properties as individual assets; provided, however, that (1) if the affiliate of Seller which is the seller under the Other Property Agreement for the Texas assets duly exercises its right to terminate such Other Property Agreement with respect to Champions Village pursuant to Section 10.13 thereof (such termination, the “Champions 10.13 Termination”), or (2) the “Closing Date” of the sale of Champions Village is scheduled to occur following the Closing Date hereunder pursuant to the terms of the Other Property Agreement for Champions Village, then the closing of the sale of

Champions Village shall not be a condition to the Closing of the sale of the Property. Seller intends that the sale of the Property, together with the sale of the Other Properties by Affiliates of Seller constitute the sale of property to one buyer as part of one transaction within the meaning of Section 857(b)(6)(E)(vi) of the Internal Revenue Code of 1986, as amended. Furthermore, if either party exercises any right to terminate this Agreement in accordance herewith, such party (or its applicable Affiliate) shall simultaneously terminate each of the Other Property Agreements (if such Other Property Agreements are not terminated by their terms), and the earnest money deposits held under such Other Property Agreements shall be delivered to the party (or its applicable Affiliate) entitled to receive same hereunder. Seller and Purchaser hereby agree that the exercise of a right to terminate under any of the Other Property Agreements shall automatically terminate this Agreement, and the Earnest Money Deposit shall be delivered to the party hereunder who is entitled to receive (or whose applicable Affiliate is entitled to receive) same under such terminated Other Property Agreement; provided, however, that the exercise of the Champions 10.13 Termination shall not cause the termination of this Agreement. Further, a default under any of the Other Property Agreements shall constitute a default under this Agreement and Seller and Purchaser shall have all rights and remedies provided hereunder as if such default had occurred with respect to this Agreement. Notwithstanding anything to the contrary provided in this Agreement, (x) if Closing is extended pursuant to the express terms of this Agreement, such party (or its applicable Affiliate) shall simultaneously be deemed to agree to extend the closing under each of the Other Property Agreements for the same number of days as the Closing is extended hereunder (if closing under such Other Property Agreements is not automatically extended for the same number of days by their terms), and (y) Seller and Purchaser hereby agree that the extension of closing under any of the Other Property Agreements shall automatically extend the Closing under this Agreement for the same number of days as the closing is extended under any of the Other Property Agreements.
Section 10.12
    Failure of Condition. If any condition precedent to Seller’s obligation to effect the Closing (as set forth in Section 10.10) is not satisfied, then Seller shall be entitled to terminate this Agreement by notice thereof to Purchaser and Title Company. Subject to Section 10.9, if any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Seller and Title Company. If the condition precedent to each party’s obligation to effect the Closing (as set forth in Section 10.11) is not satisfied, then either party shall be entitled to terminate this Agreement by notice thereof to the other party and the Title Company (if this Agreement is not terminated by its terms). If this Agreement is so terminated, then Purchaser shall be entitled to receive the Earnest Money Deposit (and all accrued interest thereon) and neither party shall have any further obligations hereunder, except for Termination Surviving Obligations. Notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Seller or Purchaser hereunder, then Article XIII shall govern and this Section 10.12 shall not apply.
ARTICLE XI

BROKERAGE

Section 11.1
    Brokers. Seller agrees to pay to CBRE (“Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. Broker acknowledges that the payment of the commission by Seller to Broker will fully satisfy the obligations of the Seller for the payment of a real estate commission hereunder. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent and warrant to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI will survive any Closing or termination of this Agreement.
ARTICLE XII

CONFIDENTIALITY
Section 12.1
    Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in confidence by Seller and Purchaser and will not be disclosed by Seller or Purchaser except to their respective legal counsel, accountants, consultants, officers, prospective investors, prospective lender, clients, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law; provided, however, that notwithstanding anything to the contrary provided in this Agreement, Purchaser shall have the right to release a press notice containing such information as Purchaser is required to include in its filing of Form 8-K with the SEC reporting the entry of a “Material Definitive Agreement” following the full execution of this Agreement. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons other than those described above without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. Notwithstanding the foregoing to the contrary, Seller and Purchaser acknowledge and agree that Seller and Purchaser, and entities which directly or indirectly own the equity interests in Seller and Purchaser, may disclose in press releases, SEC and other filings and governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the sale, acquisition and financing of the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations, “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Seller and Purchaser and such direct or indirect owners’ prior custom, practice or procedure. One or more of such owners will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law. Additionally, notwithstanding anything to the contrary provided in this Agreement, Seller hereby agrees to reasonably cooperate with Purchaser (at no third party cost to Seller) during the term of this Agreement in the preparation by Purchaser and its advisors, at Purchaser’s sole cost and expense, of audited financial statements of the Property for the most recent completed fiscal year of Seller and the current fiscal year-to-date that comply with Form 8-K filing requirements and Rule 3-14 of Regulation S-X, both as promulgated by the SEC, including current and historical operating statements and information regarding the Property. The provisions of this Article XII will survive any termination of this Agreement.
ARTICLE XIII

REMEDIES
Section 13.1
    Default by Seller.
Notwithstanding any provision in this Agreement to the contrary, if Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedies, elect by written notice to Seller within five (5) Business Days following the scheduled Closing Date, to either (a) terminate this Agreement, in which event Seller shall be obligated to promptly reimburse Purchaser for its actual out of pocket costs incurred in connection with this Agreement or the Property including, but not limited to, the negotiation of this Agreement, Purchaser’s due diligence with respect to the Property, Purchaser’s financing with respect to the Property (including, but not limited to, good faith deposits, commitment fees, and costs of hedging and other rate lock contracts), and all of Purchaser’s legal fees and expenses related thereto, not to exceed, however, $700,000.00 with respect to this Agreement and the Other Property Agreements in the aggregate, and Purchaser shall receive from the Title Company the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Seller shall be filed and served within thirty (30) days of the scheduled Closing Date, and, in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Unless otherwise expressly required pursuant to this Agreement, in no event shall Seller be obligated to undertake any of the following (A) change the condition of the Property or restore the same after any fire or casualty; (B) expend money or post a bond to remove or insure over anything other than a Must-Cure Matter or to correct any matter shown on a survey of the Property; (C) secure any permit with respect to the Property or Seller’s conveyance thereof; or (D) expend any money to repair, improve or alter the Improvements or any portion thereof. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
Section 13.2
    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) SUCH AMOUNT SHALL BE PAID TO SELLER AND WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.
Section 13.3
    Consequential and Punitive Damages. Seller and Purchaser each waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that Seller and Purchaser each have waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Seller respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers). This Section 13.3 shall survive Closing or termination of this Agreement.
ARTICLE XIV

NOTICES
Section 14.1
    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:
NEW MARKET PROPERTIES, LLC

3284 Northside Parkway, NW, Suite 515

Atlanta, Georgia 30327

Attn: Mr. Joel Murphy

Email: joel@newmarketprop.com
with copy to:

NEW MARKET PROPERTIES, LLC

3284 Northside Parkway, NW, Suite 515

Atlanta, Georgia 30327

Attn: Mr. Michael C. Aide

Email: michael@newmarketprop.com

with copy to:

ARNALL GOLDEN GREGORY LLP
171 17th Street, Suite 2100
Atlanta, Georgia 30363
Attn: Andrew D. Siegel
Email: Andrew.siegel@agg.com

To Seller:	HR HERITAGE STATION LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Attn: Kevin McMeans
Email: kevin.mcmeans@hines.com
with copy to:    HR HERITAGE STATION LLC

            c/o Hines Advisors Limited Partnership

            2800 Post Oak Boulevard, Suite 4800

            Houston, Texas 77056

            Attn: Jason P. Maxwell – General Counsel
Email: jason.maxwell@hines.com
with copy to:    Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attn:    Connie Simmons Taylor
Email:    connie.simmons.taylor@bakerbotts.com
ARTICLE XV

ASSIGNMENT AND BINDING EFFECT
Section 15.1
    Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Seller’s prior written consent, to be given or withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to wholly-owned (directly or indirectly) and controlled Affiliates of such assigning party without the consent of the non-assigning party, provided that any such assignment does not relieve the assigning party of its obligations hereunder, and provided that the wholly-owned (directly or indirectly) and controlled Affiliates are disregarded as an entity separate from Purchaser for federal income tax purposes within the meaning of Section 301.7701-3 of the Treasury Regulations under the Internal Revenue Code of 1986, as amended, at all times from such assignment through and including the Closing. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
ARTICLE XVI

PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 16.1
    Survival of Representations, Warranties and Covenants.
(a)
    Notwithstanding anything to the contrary contained in this Agreement, the representations, warranties and covenants of Seller set forth in this Agreement and Seller’s liability under any provision of this Agreement, and under any Closing Document (as defined below), will survive the Closing for a period ending on November 30, 2016; provided however, that if Purchaser delivers written notice(s) to Seller(s) of a breach of a representation, warranty or covenant of Seller(s) prior to the expiration of such period (such notice[s] being collectively referred to herein as a “Breach Notice”), those representations, warranties and/or covenants referenced in such Breach Notice(s) shall survive beyond such period until conclusively and finally resolved by Purchaser and Seller including, if applicable, the resolution of any litigation beyond any applicable appeals periods (such period ending on November 30, 2016, as same may be extended by the terms hereof, the “Seller Survival Period”). Purchaser shall not have any right to bring any action for monetary damages against Seller as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement, or any Closing Document, or (ii) the failure of Seller to perform its obligations under any other provision of this Agreement, or under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing (“Closing Documents”), unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures (including Seller’s liability for attorneys’ fees and costs due to Purchaser) exceeds $100,000. In addition, in no event will Seller’s liability for all such untruths, inaccuracies, breaches, and/or failures under Sections 8.1, any other provision of this Agreement, or under any Closing Documents (including Seller’s liability for attorneys’ fees and costs in connection with such untruths, inaccuracies, breaches and/or failures) exceed, in the aggregate, one percent (1%) of the Purchase Price. In order to secure Seller’s obligations set forth in this Section 16.1(a), Seller shall cause Hines Real Estate Investment Trust, Inc., a Maryland corporation, (“Guarantor”), to execute and deliver a guaranty in favor of Purchasers guaranteeing Seller’s obligations under this Section 16.1(a) for the duration of the Survival Period (the “Guaranty”).

(b)
    Seller shall have no liability to Purchaser following Closing with respect to any specific representation, warranty or covenant of Seller herein if, prior to the Closing, Purchaser has actual knowledge of such specific breach of a representation, warranty or covenant of Seller herein (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser’s review of the Due Diligence Items and its due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations, warranties or covenants herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
(c)
    The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller or Purchaser under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement. The limitations on Seller’s liability contained in this Article XVI are in addition to, and not limitation of, any limitation on liability provided elsewhere in this Agreement or by law or any other contract, agreement or instrument.
ARTICLE XVII

MISCELLANEOUS
Section 17.1
    Waivers; Amendments. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act. This Agreement may not be amended except in a writing signed by both Seller and Purchaser.
Section 17.2
    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

Section 17.3
    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Without limiting the foregoing, Purchaser and Seller acknowledge that, except as expressly provided in this Agreement, neither party has any right to extend the Closing Date.
Section 17.4
    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
Section 17.5
    Counterparts; Electronic Signatures Binding. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.
Section 17.6
    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 17.7
    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings (oral or written) with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

Section 17.8
    Governing Law and Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS THAT ARE SEATED IN THE CITY AND COUNTY IN WHICH THE REAL PROPERTY IS LOCATED, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 17.9
    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.
Section 17.10
    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 17.11
    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 17.12
    Exhibits. Exhibits A through O, inclusive, are incorporated herein by reference.
Section 17.13
    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 17.14
    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
Section 17.15
    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller’s or Purchaser’s partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or Purchaser or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Seller’s or Purchaser’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller or Purchaser under this Agreement and the Closing Documents.
Section 17.16
    Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

[End of Page]

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:

NEW MARKET PROPERTIES, LLC,
a Maryland limited liability company

By: /s/ Joel T. Murphy
Name: Joel T. Murphy
Title: CEO

[Signature Page to North Carolina PSA]

SELLER:

HR HERITAGE STATION LLC,
a Delaware limited liability company

By:    HR Retail Venture I LLC,
a Delaware limited liability company,
its sole member

By:    Hines REIT Retail Holdings LLC,
a Delaware limited liability company,
its sole member

By: /s/ Kevin L. McMeans
Name: Kevin L. McMeans
Title: Manager

[Signature Page to North Carolina PSA]

JOINDER BY TITLE COMPANY
First American Title Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the 24th day of June, 2016, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.
FIRST AMERICAN TITLE COMPANY

By: /s/ Elvira Fuentes
Printed Name: Elvira Fuentes
Title: VP/ Escrow Manager

[Signature Page to North Carolina PSA]

JOINDER BY BROKER
The undersigned Broker joins herein to evidence such Broker’s agreement to the provisions of Section 11.1 and to represent to Seller and Purchaser that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Article V and (iii) is duly licensed and authorized to do business in the State in which the Property is located.

CBRE

Date: June 27, 2016    By: /s/ Steve Shields
Printed Name: Steve Shields
Title: Vice President

Address:    201 S. College St. Suite 1700
Charlotte, NC 28244
License No.:    222966

Tax ID. No.:    ____________________

[Signature Page to North Carolina PSA]